SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 19, 1997 AmVestors Financial Corporation
(Exact name of registrant as specified in its charter)
Kansas
(State or other jurisdiction of incorporation or organization)

               1-3685                             48-1021516
          (Commission File Number)        (I.R.S. Employer Identification No.)
555 South Kansas Avenue, Topeka, Kansas  66603
(Address of principal executive office, including zip code)
(785) 232-6945
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

          On September 19, 1997, AmVestors Financial Corporation ("AmVestors"), AmerUs Life Holdings, Inc. ("AmerUs") and a wholly owned subsidiary of AmerUs, entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a merger ("Merger") pursuant to which, and subject to the terms thereof, AmVestors would become a wholly owned subsidiary of AmerUs. As of the effective time of the Merger, each outstanding share of common stock of AmVestors, no par value ("AmVestors Common Stock"), other than shares held in the treasury of AmVestors and shares owned by the AmerUs or any of its subsidiaries, would be converted into the right to receive (x) if the Average AmerUs Share Price (as defined below) is greater than or equal to $27.00 but less than or equal to $29.75, the number of shares of Series A common stock, no par value, of AmerUs ("AmerUs Class A Common Stock") determined by dividing $20.00 by the Average AmerUs Share Price; (y) if the Average AmerUs Share Price is less than $27.00, 0.7407 shares of AmerUs Class A Common Stock (subject to the termination rights described below); and
(z) if the Average AmerUs Share Price is greater than $29.75, 0.6724 shares of AmerUs Class A Common Stock (as applicable, the "Merger Consideration"). The "Average AmerUs Share Price" is the average of the last reported sales price per share of AmerUs Class A Common Stock quoted by The Nasdaq National Market for the twenty consecutive trading days ending on the tenth trading day prior to the date the Merger is consummated (the "Price Measuring Date"). If the Average AmerUs Share Price on the Price Measuring Date is less than $27.00, the Merger Consideration would be worth less than $20.00 per share and AmVestors has the right to terminate the Merger Agreement unless AmerUs agrees to provide additional AmerUs Class A Common Stock valued at $20.00 per share of AmVestors Common Stock. If the Average AmerUs Share Price on the Price Measuring Date rises above $29.75, the Merger Consideration would be worth more than $20.00 per share.

          Consummation of the Merger is subject to satisfaction or waiver by the parties of certain closing conditions, including the receipt of regulatory approvals, approvals by the stockholders of AmVestors and AmerUs, approvals by the Boards of Directors of AmVestors and AmerUs and other customary closing conditions. The Boards of Directors of AmVestors and AmerUs approved the transaction on September 19, 1997, and the transaction was publically announced by the companies on September 22, 1997.

          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference in its entirety.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

               2.1  Agreement and Plan of Merger, dated September 19,
1997, by and among AmVestors Financial Corporation, AmerUs Life Holdings, Inc. ("AmerUs"), and a wholly owned subsidiary of AmerUs.

              99.1 Press Release, dated September 22, 1997.
     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                              AMVESTORS FINANCIAL CORPORATION

                              By:/s/ Ralph W. Laster, Jr.
                              Name:     Ralph W. Laster, Jr.
                              Title:    Chairman & CEO

Date:   October 3, 1997
EXHIBIT INDEX
2.1 Agreement and Plan of Merger, dated September 19, 1997, by and among AmVestors Financial Corporation, AmerUs Life Holdings, Inc. ("AmerUs"), and a wholly owned subsidiary of AmerUs.
99.1 Press Release, dated September 22, 1997.
4